EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 2002
     In connection with the annual report of Golden Phoenix Minerals, Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Kenneth S. Ripley, Chief Executive Officer and Larry A. Kitchen, Principal Accounting Officer, of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 for the Sarbanes-Oxley Act of 2002, that to the best of our knowledge and belief:
(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kenneth S. Ripley	Date: April 17, 2006

Kenneth S. Ripley Chief Executive Officer

/s/ Larry A. Kitchen	Date: April 17, 2006

Larry A. Kitchen Principal Accounting Officer